Exhibit 99.1

FOR IMMEDIATE RELEASE

Office Properties Income Trust Announces Second Quarter 2024 Results

Newton, MA (July 31, 2024): Office Properties Income Trust (Nasdaq: OPI) today announced its financial results for the quarter ended June 30, 2024, which can be found at the Quarterly Results section of OPI’s website at https://www.opireit.com/investors/financial-information/default.aspx.
A conference call discussing OPI's second quarter results will be held on Thursday, August 1, 2024 at 10:00 a.m. Eastern Time. The conference call may be accessed by dialing (877) 328-1172 or (412) 317-5418 (if calling from outside the United States and Canada); a pass code is not required. A replay will be available for one week by dialing (412) 317-0088; the replay pass code is 7665313. A live audio webcast of the conference call will also be available in a listen only mode on OPI’s website, at www.opireit.com. The archived webcast will be available for replay on OPI’s website after the call. The transcription, recording and retransmission in any way are strictly prohibited without the prior written consent of OPI.

About Office Properties Income Trust:
OPI is a national REIT focused on owning and leasing office properties to high credit quality tenants in markets throughout the United States. As of June 30, 2024, approximately 61% of OPI's revenues were from investment grade rated tenants. OPI owned 151 properties as of June 30, 2024, with approximately 20.3 million square feet located in 30 states and Washington, D.C. In 2024, OPI was named as an Energy Star® Partner of the Year for the seventh consecutive year. OPI is managed by The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with over $41 billion in assets under management as of June 30, 2024, and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. OPI is headquartered in Newton, MA. For more information, visit opireit.com.

Contact:
Kevin Barry, Senior Director, Investor Relations
(617) 219-1410

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the Nasdaq.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.